Exhibit 1.1

UNUSUAL MACHINES, INC.

UNDERWRITING AGREEMENT

February 13, 2024

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, New York 10022

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

Unusual Machines, Inc., a Puerto Rico corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 1,250,000 shares (“Shares”) of the Company’s common stock $0.01 par value per share (the “Common Stock”) (each a “Firm Share” and one or more, the “Firm Shares”) to the several underwriters (such underwriters, for whom Dominari Securities LLC (“Dominari” or the “Representative”) is acting as representative, the “Underwriters” and each an “Underwriter”). The Company has also agreed to grant to the Representative on behalf of the Underwriters an option (the “Option”) to purchase up to an additional 187,500 Shares (the “Option Shares.” The Company has also agreed to issue to the Representative the Underwriters’ Warrants (as defined in Section 1(c)), which together with the Common Stock underlying such warrants are referred to herein as the “Underwriters’ Securities.” The Firm Shares and the Option Shares, together with the Underwriters’ Securities are herein collectively called the “Securities” or the “Offered Securities”). The offering of such Offered Securities is hereinafter called the “Offering”. For purposes of this Agreement, the U.S. territory of Puerto Rico is considered to be a “state” of the United States.

The Company confirms as follows its agreement with each of the Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite the name of such underwriter on Schedule A hereof, at a purchase price of $4.00 (the “Purchase Price”) (prior to discount and commissions of 7.5% of the public offering price per Firm Share).

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants to the Representative on behalf of the Underwriters the Option to purchase, severally and not jointly, all or less than all of the Option Shares. The purchase price (net of discount and commissions) to be paid for each Option Share will be the same Purchase Price (net of discount and commissions) allocated to each Firm Share. The Option may be exercised in whole or in part at any time and from time to time on or before the 45th day after the date of this Agreement, upon written notice (the “Option Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least one and no more than five business days before the date specified for closing in the Option Notice (the “Option Closing Date”) setting forth the aggregate number of Firm Shares to be purchased and the time and date for such purchase. Upon exercise of the Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Firm Shares specified in the Option Notice. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares that, together with the number of Firm Shares, is set forth on Schedule A opposite such Underwriter’s name. For purposes of this Agreement, “business day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c) Underwriters’ Warrants. The Company hereby agrees to issue to the Underwriters (and/or their respective designees) on the Closing Date, Warrants to purchase an aggregate of five percent (5.0%) of the shares of Common Stock issued in the Offering in the form as set forth in Exhibit F hereto (the “Underwriters’ Warrants”). The Underwriters’ Warrants shall be exercisable, in whole or in part, commencing 181 days after the date of the commencement of the sales of the public securities and expiring on the five-year anniversary of the date on which the Underwriters’ Warrants first become exercisable, at an initial exercise price of $5.00 per share, which is equal to one hundred and twenty five percent (125.0%) of the initial public offering price of the Firm Shares issued at such closing.

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2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representative through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of immediately available funds to the order of the Company. Such payment shall be made at 10:00 a.m., New York City time, on the second business day (the third business day, should the Offering be priced after 4:00 p.m., New York City Time) after the date of this Agreement or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Notice.

(c) Electronic Transfer. Electronic transfer of the Offered Securities shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

(d) Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Offered Securities by the Company to the Underwriters shall be borne by the Company. The Company shall pay and hold each Underwriter and any subsequent holder of the Offered Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying United States federal and state and foreign stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale and delivery to such Underwriter of the Offered Securities.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each of the Underwriters as follows:

(a) Compliance with Registration Requirements. A registration statement on Form S-1 (Registration No. 333-270519) relating to the Offered Securities, including a preliminary prospectus and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission” or “SEC”) thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form S-1 as amended at the time it becomes or became effective, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Offered Securities and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus in connection with this Offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date, except that if any revised prospectus or prospectus supplement shall be provided to the Representative by the Company for use in connection with the Offered Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed.

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(b) Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission. For purposes of this Agreement, the term “knowledge” means the actual knowledge of the members of the Board of Directors and the senior executive officers of the Company after due inquiry (which shall not require any such officer to hire a third party to verify any facts or individually search any public records).

(c) Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, at the time it became effective, when any document filed under the Exchange Act was or is filed and at all subsequent times, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times when a prospectus is delivered or required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Offered Securities, complied and will comply in all material respects with the Securities Act, the Exchange Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with Securities Act, the Exchange Act and the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Representative for use in connection with this Offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the information set forth in the Prospectus (i) in the first paragraph under the caption “Underwriting-Discounts and Commissions” setting forth the amount of the selling concession and (ii) in the section entitled “Underwriting – Price Stabilization, Short Positions and Penalty Bids” regarding stabilization, short positions and penalty bids constitutes the only information (the “Underwriters’ Information”) relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

(d) Company Is An Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Offered Securities and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). Accordingly, the Company cannot utilize a Free Writing Prospectus.

(e) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering or sale of the Offered Securities, the Registration Statement, the most recent preliminary prospectus (which, with the information set forth in Schedule I, is the “General Disclosure Package”) reviewed and consented to by the Representative hereto, and the Prospectus. None of the Marketing Materials, as of their respective issue dates and at all subsequent times through the Prospectus Delivery Period, include any information that conflicts with the information contained in the Registration Statement. If at any time following the issuance of any Marketing Materials (defined in Section 6 hereof) there occurred an event or development as a result of which such Marketing Materials conflicted with the information contained in the Registration Statement relating to the Offered Securities or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representative and has promptly amended or supplemented, at its own expense, such Marketing Materials to eliminate or correct such conflict, untrue statement or omission.

(f) Subsidiaries. All of the direct and indirect material subsidiaries of the Company and each of Fat Shark Holdings, Ltd. and Rotor Riot LLC that will be acquired immediately after the Offering (each, a “Subsidiary”) are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company will own, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction (each, a “Lien”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(g) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement, document, certificate or instrument required to be delivered pursuant to this Agreement or the Share Purchase Agreement by and between the Company and Red Cat Holdings, Inc. (“Red Cat”) dated November 21, 2022, as amended (collectively, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(h) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company (the “Board of Directors”) and the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, assuming due authorization, execution and delivery by the Representative, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(i) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Offered Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(j) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person (as defined below) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Registration Statement and the Prospectus, (ii) application(s) to the NYSE American stock exchange for the listing of the Offered Securities for trading thereon in the time and manner required thereby, (iii) such filings, if any, as are required to be made under applicable state securities laws, (iv) such notices, filings or authorizations as are required to be obtained or made under applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the NYSE American, and (v) such notices, filings or authorizations as have been obtained, given or made as of the date hereof (collectively, the “Required Approvals”).

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(k) Issuance of the Offered Securities. The Offered Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of Firm Shares issuable pursuant to this Agreement.

(l) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued any capital stock since March 31, 2023, other than pursuant to the Company’s equity incentive plans, the issuance of shares of the Company’s Common Stock to employees, directors or consultants pursuant to the Company’s equity incentive plans or as reflected or specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus filed prior to the date hereof and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock (“Common Stock Equivalents”) and is outstanding as of the date of this Agreement. No individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Offered Securities or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Offered Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Offered Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(m) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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(n) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package and the Prospectus, except as reflected or specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below), except pursuant to existing Company equity incentive plans or as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Offered Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(o) Litigation. There is no action, suit, inquiry, notice of violation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Offered Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act or the Exchange Act.

(p) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance in all material respects with all United States federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Compliance. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

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(r) Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) Regulatory Permits. To the knowledge of the Company, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(t) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title in all personal property owned by them, in each case, that is material to the business of the Company and the Subsidiaries, and in such case free and clear of all Liens, except for Liens that (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (iv) are for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. To the knowledge of the Company, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(u) Intellectual Property. To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within three years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package and the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. All such Intellectual Property Rights are enforceable and, to the knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(v) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $5.0 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(w) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(x) Sarbanes-Oxley; Internal Accounting Controls. As of the date of this Agreement, the Company and the Subsidiaries will be in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date or the Option Closing Date, as applicable. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of June 30, 2023 (such date, the “Evaluation Date”).

(y) Certain Fees; FINRA Affiliation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of the Company stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. To the Company’s knowledge, no (i) officer or director of the Company or its Subsidiaries, (ii) owner of five percent (5%) or more of the Company’s unregistered securities or that of its subsidiaries and holders of the Company’s Series B preferred stock or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriters and their respective counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(z) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Offered Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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(aa) Registration Rights. Except for Red Cat, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(bb) Listing and Maintenance Requirements. The Firm Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Firm Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements for the NYSE American. The Firm Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Offered Securities hereunder does not contravene the rules and regulations of the NYSE American.

(cc) No Integrated Offering. Neither the Company or any Person acting on its behalf, nor, to the Company’s knowledge, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company (as such terms are used in and construed under Rule 405 under the Securities Act) (each, an “Affiliate”) or any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Offered Securities to be integrated with prior offerings by the Company for purposes the Securities Act or of any applicable shareholder approval provisions of the NYSE American.

(dd) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and as of the Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, will be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date or the Option Closing Date, as applicable. The Registration Statement, the General Disclosure Package and the Prospectus sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ee) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, each of the Company and, to the knowledge of the Company, its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(ff) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(gg) Accountants. The Company’s accounting firm is BF Borgers, CPA, PC (the “Accountants”). To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Registration Statement, the General Disclosure Package and the Prospectus for the fiscal years ending December 31, 2022 and 2021.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased or paid any compensation for soliciting purchases of any of the Offered Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”).

(jj) United States Real Property Holding Corporation. The Company is not and has never been a United States real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(kk) Bank Holding Company Act. To the Company’s knowledge, neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. To the Company’s knowledge, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) Share Option Plans. Each share option granted by the Company under the Company’s share option plans was granted (i) in accordance with the terms of the Company’s share option plans and (ii) with an exercise price at least equal to the fair market value of the Firm Shares on the date such share option would be considered granted under GAAP and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or its counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

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4. Agreements of the Company. The Company agrees with the Underwriters as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Offered Securities by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package and the Prospectus and Other Securities Act Matters. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Offered Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Representative (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

(c) Notifications to the Underwriters. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective, and shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Offered Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission), and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use its commercially efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B and 462(b) of the Rules and Regulations and to notify the Representative promptly of all such filings.

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(d) Executed Registration Statement. The Company shall furnish to the Representative, without charge, one signed copy of the Registration Statement, and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and shall file such Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time during the period when the Prospectus is required (or, but for the provisions of Rule 172 under the Securities Act, would be required) to be delivered, the Company shall deliver to the Representative, without charge, as many electronic copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Representative and by all dealers to whom the Offered Securities may be sold, both in connection with the offering or sale of the Offered Securities and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Representative, without charge, such number of electronic copies thereof as the Representative may reasonably request.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it not eligible to use and will not use any “free writing prospectus” as defined in Rule 405 of the Rules and Regulations. Commission any electronic road show.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Offered Securities by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request limitation, provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

        (i) Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

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(k) Consideration; Payment of Expenses. In consideration of the services to be provided for hereunder, the Underwriters or their respective designees their pro rata portion (based on the Offered Securities purchased) of the following aggregate compensation with respect to the Offered Securities they are offering plus any other funds remitted by the Company to pay costs and expenses that are incurred by the Underwriters (including Underwriters’ counsel’s fees and expenses) (“Additional Advanced Amounts”).

(i) An underwriting discount equal to seven and one half percent (7.5%) of the aggregate gross proceeds raised in the Offering; and

(ii) The Underwriters’ Warrants; and

(iii) If the Closing occurs, the Company grants the Representative the right of first refusal for a period of 18 months from the Closing Date to act as sole managing underwriter and sole book runner for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken by the Company, or any successor to or any subsidiary of the Company. The Company shall provide written notice to the Representative with the terms of such offering and if the Representative fails to accept in writing any such proposal within ten business days after receipt of such written notice, then the Representative will have no claim or right with respect to any such offering(s). The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain Dominari; and

(iv) The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

(v) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay the following:

(1) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(2) all filing fees in connection with filings with FINRA’s Public Offering System;

(3) all fees, disbursements and expenses of the Company’s counsel, accountants and other agents and representatives in connection with the registration of the Securities under the Securities Act and the Offering;

(4) all expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws (including, without limitation, all filing and registration fees, and the fees and disbursements of Underwriters’ counsel),

(5) all fees and expenses in connection with listing the Securities on a national securities exchange;

(6) all expenses, including travel and lodging expenses, of the Company’s officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities and any fees and expenses associated with the i-Deal system and Net Roadshow;

(7) any stock transfer taxes or other taxes incurred in connection with this Agreement or the offering, including any stock transfer taxes payable upon the transfer of securities to the Underwriters;

(8) the costs associated with preparing, printing and delivering certificates representing the Securities;

(9) the cost and charges of any transfer agent or registrar for the Securities;

(10) subject to the following proviso, other costs (including Underwriters’ counsel’s fees and expenses) and expenses incident to the Offering that are not otherwise specifically provided for in this Section 4(k); provided, however, that all such costs and expenses (including Underwriters’ counsel’s reasonable and documented fees and expenses) that are incurred by the Underwriters shall not exceed $125,000 in the aggregate in the event the Offering is consummated and shall not exceed $50,000 in the event that the Offering is not consummated and, in each event, less the $50,000 advance previously paid by the Company; and

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(11) costs relating to background checks of the Company’s officers and directors.

(l) Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4(k), on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the aggregate gross proceeds raised in the Offering, provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 4(m) hereof.

(m) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder, or if the Underwriters shall terminate this Agreement pursuant to the last paragraph of Section 5, Section 7(a), Section 7(e) or Section 7(f), the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriter) actually incurred by the Underwriters in connection herewith and as allowed under FINRA Rule 5110; provided, however, that the maximum amount of costs and expenses to be reimbursed by Company to the Underwriters pursuant to this Section 4(l) shall not exceed $75,000 (including the reasonable fees, disbursements and other charges of counsel to the Underwriters).

(n) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Securities Act or otherwise, of the price of the Shares or the Securities to facilitate the sale or resale of any of the Securities.

 (o) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(p) Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, for a period of one hundred eighty (180) days after the Closing Date (the “Lock-Up Period”), without the prior written consent of the Representative (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act to register, any shares of Common Stock, warrants, or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to: (i) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations), vesting or settlement, as applicable, of options or warrants to purchase shares of Common Stock or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company; provided that any shares received by the Person upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any transfer of shares acquired in open market transactions following the closing of this Offering, provided the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the transfer of the Person’s shares of Common stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the Person’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Person ceases to provide services to the Company, and after such 45th day, if the Person is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Share during the Lock-Up Period, the Person shall indicate in the footnotes thereto that the filing relates to the termination of the Person’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on transfer set forth in this Lock-Up Agreement, or (f) the transfer of shares or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the disinterested members of the board of directors of the Company, made to all holders of Common Stock involving a change of control, provided that all of the Person’s shares of Common Stock subject to this Lock-Up Agreement shall remain subject to the restrictions herein. The Company has caused each of its officers and directors, and holders of five percent (5%) or more of the outstanding Common Stock of the Company to enter into agreements with the Representative in the form set forth in Exhibit A.

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(q) Lock-Up Releases. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 4(p) hereof for an officer or director of the Company, 5% stockholder or holder of the Company’s Series B preferred stock and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of such release or waiver, or any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two Business Days before the effective date of the release or waiver.

(r) NYSE American listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock on the NYSE American for at least three (3) years after the Closing Date.

(s) Effectiveness. The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement and a current Prospectus relating thereto for a period of one year from the Closing Date.

(t) Key Person. The Company shall have procured and shall covenant to maintain “key man” life insurance (in amounts agreed to by the Representative and with the Company as the sole beneficiary thereof) with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports” on the life of Mr. Allan Evans.

(u) Variable Rate Transactions. From the date hereof through and including the one-year anniversary of the Closing Date, neither the Company nor any Subsidiary shall enter into, announce the entering into, or proposed entering into, a Variable Rate Transaction. For purposes hereof, a “Variable Rate Transaction” shall mean, collectively, an Equity Line of Credit or similar agreement, or a Variable Priced Equity Linked Instrument. For purposes hereof, “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments), and “Variable Priced Equity Linked Instruments” means: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional Shares either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such debt or equity security or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Shares since date of initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions) and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in Shares which are valued at a price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For the avoidance of doubt, the foregoing shall not prevent the Company from conducting “at-the-market” offerings or similar equity distribution programs.

(v) Tail Fee. If, within eighteen (18) months following the Closing Date, the Company completes any financing of equity, equity-linked, convertible or debt securities, or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted or introduced to the Company by the Underwriters in connection with the Offering, then the Company will pay to the Underwriters: (i) an underwriting discount or spread of seven and one half percent (7.5%) of the offering price; (ii) a non-accountable expense allowance equal to one percent (1.0%) of the offering price; (iii) and warrants to purchase an aggregate of five percent (5.0%) of the shares issued in such offering, which shall be exercisable at a price equal to one hundred and twenty-five percent (125.0%) of the applicable offering price.

5. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase the Firm Shares on the Closing Date or the Option Shares on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Post Effective Amendments and Prospectus Filings. Notification that the Registration Statement has become effective shall be received by the Representative not later than 4:30 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings made pursuant to Rules 424, 430A, or 430B of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

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(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company in their capacities as such, and not individually, (who may, as to proceedings threatened, certify to their knowledge), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i) no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”) , (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than Common Stock issued in the ordinary course of business pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date of the Agreement and at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company in all materials respects at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company. The Underwriters shall have received the opinions and letters, each dated the Closing Date and any Option Closing Date, as the case may be, each reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, from Nason, Yeager, Gerson, Harris & Fumero, P.A, as United States corporate/securities counsel as set forth in Exhibit C hereto, Reichard & Escalera LLC , as Puerto Rico corporate counsel as set forth as Exhibit D hereto, and McHale & Slavin, P.A., intellectual property counsel to the Company and as set forth in Exhibit E hereto.

(g) Opinion of Counsel to the Underwriters. The Representative shall have received an opinion, dated the Closing Date and any Option Closing Date, as the case may be, from Sichenzia Ross Ference Carmel LLP, securities counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinions shall be satisfactory in all respects to the Representative.

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(h) Accountants’ Comfort Letter. On the date of the Prospectus, the Representative shall have received from the Accountants a letter dated the date of its delivery, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Option Closing Date, as the case may be.

(i) Officers’ Certificates. At the Closing Date and any Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, and not individually, in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(ii) there has not been a Material Adverse Effect; and

(iii) with respect to the matters set forth in Sections 5(b)(i) and 5(e).

(j) Transfer Agent’s Certificate. The Company’s transfer agent shall have furnished or caused to be furnished to the Representative a certificate satisfactory to the Representative of one of its authorized officers with respect to the issuance of the Shares and such other customary matters related thereto as the Representative may reasonably request.

(k) Eligible for DTC Clearance. At or prior to the Closing Date and each Option Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of the DTC.

(l) Lock-Up Agreements. At the date of this Agreement, the Representative shall have received the executed “lock-up” agreements referred to in Section 4(p) hereof from the Company’s officers and directors, 5% stockholders and the holders of the Company’s Series B preferred stock.

(m) Compliance with Blue Sky Laws. The Offered Securities shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, including, without limitation, qualification for exemption from registration or prospectus delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(n) Stock Exchange Listing. The Shares shall have been duly authorized for listing on the NYSE American, subject to official notice of issuance.

(o) Exchange Act Registration. One or more registration statements in respect of the Shares have been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, each of which registration statement complies in all material respects with the Exchange Act.

(p) Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing of the Company and its subsidiaries, in their respective jurisdictions of organization (to the extent the concept of “good standing” or such equivalent concept exists under the laws of the applicable jurisdictions) and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If the applicable jurisdiction does not have a concept of “good standing,” the Company will furnish evidence in writing or any standard form of telecommunication from the appropriate governmental authorities that the relevant company was duly incorporated and remains duly registered in the jurisdiction of its incorporation.

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(q) Company Certificates. The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the General Disclosure Package or the Prospectus, as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(r) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6. Indemnification.

(a) Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, Marketing Materials”) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Securities purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of the Underwriters through the Representative consists solely of the material referred to in the last sentence of Section 3(c) hereof.

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(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense it being understood and agreed that the amount of such retainer shall not exceed $20,000 and that such retainer shall be credited to fees incurred with the balance (if any) refundable to the Company . The indemnified party will have the right to employ one law firm as its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action and that indemnifying party agrees to pay the fees and expenses of such counsel, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution (but no personal obligation to contribute) as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter (but no personal obligation to contribute), subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). The obligations of the Underwriters to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Securities, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of the Underwriters to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission, the NYSE American or by an exchange or otherwise;

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(b) trading in securities generally on the New York Stock Exchange, the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of United States federal or New York state authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus;

(e) the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus; or

(f) there shall have been a Material Adverse Change.

8. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares hereunder, and if the Shares with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Firm Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Shares, the Representative may in their discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4(k), 4(m), and 6) or the Underwriters (except as provided in Section 6), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares.

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9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered, sent by e-mail or telecopied (a) if to the Company, at the office of the Company, 151 Calle De San Francisco, Ste. 200 PMB 2106, San Juan, Puerto Rico 00901-1607, telephone number: 1 855-921-4600, Attention: Chief Executive Officer with a copy (which shall not constitute notice) to Michael D. Harris (email: mharris@nasonyeager.com), or (b) if to the Representative or any Underwriter, to Dominari Securities LLC, 725 Fifth Avenue, 23rd Floor, New York, New York 10022, Attention: Legal Department, telecopy number: (212)-393-4500. Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and, with respect to Section 6, the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Securities from any Underwriter in his, her or its capacity as such a purchaser, as such purchaser of Securities from such Underwriter.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any of their controlling persons and shall survive delivery of and payment for the Securities hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the Offering contemplated by this Agreement and the process leading to such transaction, the Underwriters are and have been acting pursuant to a contractual relationship created solely by this Agreement and are not agents or fiduciaries of the Company or its securityholders, creditors, employees or any other party, (iii) no Underwriter has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter or its affiliates has advised or is currently advising the Company on other matters) and each such Underwriter has no obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(f) Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Disclosure Package, the Prospectus, the Registration Statement, or the offering of the Securities. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding including without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail or delivered by Federal Express via overnight delivery to the Company’s address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and service of process upon an Underwriter mailed by certified mail or delivered by Federal Express via overnight delivery to the Underwriters’ address shall be deemed in every respect effective service of process upon such Underwriter in any such suit, action or proceeding.

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(g) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to an Underwriter or any person controlling such Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

(h) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Waiver of Jury Trial. The Company and each Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(k) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(l) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the parties hereto.

[Signature page follows]

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f the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

UNUSUAL MACHINES, INC

By:	/s/ Allan Evans
Name: Title:	Allan Evans Chief Executive Officer

Accepted by the Representatives, acting for themselves and as Representatives of the Underwriters named on Schedule A hereto, as of the date first written above:

Dominari Securities LLC

By:	/s/
Name: Title:	Managing Director, Investment Banking

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If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

UNUSUAL MACHINES, INC

By:
Name: Title:	Allan Evans Chief Executive Officer

Accepted by the Representatives, acting for themselves and as Representatives of the Underwriters named on Schedule A hereto, as of the date first written above:

Dominari Securities LLC

By:	/s/ Matthew McCullough
Name: Title:	Matthew B. McCullough Managing Director, Investment Banking

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SCHEDULE A

Name of Underwriter	Number of Firm Shares Being Purchased	Number of Option Shares Being Purchased if the Option is Fully Exercised
Dominari Securities LLC	500,000	75,000
R.F. Lafferty & Co., Inc.	250,000	37,500
Revere Securities LLC	500,000	75,000

Total	1,250,000	187,500

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SCHEDULE I

1.	The public offering price per Firm Share and Option Share shall be $4.00.

2.	The Company is selling 1,250,000 Firm Shares.

3.	The Company has granted an option to the Representative, on behalf of the Underwriters, to purchase up to an additional 187,500 Option Shares.

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EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2024

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, NY 10022

Re:	Unusual Machines, Inc.

Ladies and Gentlemen:

As an inducement to Dominari Securities LLC, as representative of the underwriters (the “Representative”), to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of shares of the common stock (“Common Stock”), par value $0.01 per share (the “Shares” or the “Securities”), of Unusual Machines, Inc., a Puerto Rico corporation (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representative, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of warrants or a stock option) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares other than as contemplated in the registration statement relating to the Offering.

The Lock-Up Period shall mean the period commencing on the date of this Lock-Up Agreement and continue and include the date one hundred and eighty (180) days after the date of the final prospectus used to sell Shares in the Offering pursuant to the Underwriting Agreement.

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Notwithstanding the foregoing shall not apply to: (i) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations), vesting or settlement, as applicable, of options or warrants to purchase Shares or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company; provided that any Shares received by the Person upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any transfer of Shares acquired in open market transactions following the closing of this Offering, provided the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the transfer of the Person’s Shares or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the Person’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Person ceases to provide services to the Company, and after such 45th day, if the Person is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Share during the Lock-Up Period, the Person shall indicate in the footnotes thereto that the filing relates to the termination of the Person’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on transfer set forth in this Lock-Up Agreement, or (f) the transfer of Shares or any security convertible into or exercisable or exchangeable for Shares pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the disinterested members of the board of directors of the Company, made to all holders of Common Stock involving a change of control, provided that all of the Undersigned’s Relevant Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or the Representative informs the other that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock to be sold thereunder, or (iii) the Offering is not completed by March 15, 2024 unless the Company and the Representative shall agree to an extension in which case the March 15, 2024 date shall be extended to June 30, 2024.

The undersigned understands that the Representative is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto. I acknowledge that I am executing this Lock-Up Agreement undated and that Nason Yeager Gerson Harris & Fumero, P.A. (“Nason Yeager”) is authorized to fill in the date which will be the closing date of the Offering. This Lock-Up Agreement will be held in escrow by Nason Yeager until the consummation of the Offering.

[Signature page follows]

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Very truly yours,

(Name - Please Print)

(Signature)

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EXHIBIT B

Form of Press Release

Unusual Machines, Inc.

[Date [●]]

Unusual Machines, Inc., a Puerto Rico corporation (the “Company”), announced today that Dominari Securities LLC, the Representative in the Company’s recent public sale of shares of the Company’s common stock, is [waiving][releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock held by [certain officers. directors and stockholders] of the Company.  The [waiver][release] will take effect on [●], 2024, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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EXHIBIT C

[ Closing Opinion Nason, Yeager, Gerson, Harris & Fumero, P.A.]

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Exhibit D

[Closing Opinion of Reichard & Escalera LLC]

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Exhibit E

[Closing Opinion of McHale & Slavin, P.A.]

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Exhibit F

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) DOMINARI SECURITIES LLC OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF DOMINARI SECURITIES LLC OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

UNUSUAL MACHINES, INC.

WARRANT

Warrant No. [ ]	Original Issue Date: [ ], 2024

Unusual Machines, Inc., a corporation organized under the laws of Puerto Rico (the “Company”), hereby certifies that, for value received, Dominari Securities LLC or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [*] shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time from and after the 181st day (the “Commencement Date”) immediately following the Closing Date and through and including the 60 month anniversary of the date of effectiveness of that certain registration statement on Form S-1 (File No. 333-270519), which such date is [*], 2029, which such date shall not be more than five years from the Closing Date.

1. Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” shall have the meaning ascribed to such term in Section 2(a) of the Underwriting Agreement.

“Common Stock” means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $[ ], subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board, or the OTC Markets Group, Inc. OTCQX or OTCQB tier on which the Common Stock is listed or quoted for trading on the date in question.

“Underwriting Agreement” means that certain underwriting agreement dated the date hereof between the Company and the Holder as representative of the underwriters named therein.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

2. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Transfers. (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration of transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

(b) This Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the Closing Date.

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4. Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time from the Commencement Date and through and including the Expiration Date. At 5:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5. Delivery of Warrant Shares.

(a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust & Clearing Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

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6. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued and fully paid and nonassessable.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder may deliver immediately available funds; or

(b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the daily volume weighted average price for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

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11 .Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived. Notwithstanding anything to the contrary contained in this Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Warrant and may not be modified or waived by any subsequent holder hereof and (c) any attempted waiver, modification or amendment of this Section will be void ab initio.

12 .No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 151 Calle De San Francisco, Ste. 200 PMB 2106, San Juan, Puerto Rico 00901-1607, Attn: Chief Executive Officer, or via email to allan@unusualmachines.com (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Warrant.

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(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(f) The Holder has limited “piggyback” and demand registration rights of the common stock underlying the warrants at our expense for a period of five (5) years after the effectiveness of that certain registration statement on Form S-1 (File No. 333-270519) filed by the Company, in accordance with FINRA Rule 5110(g)(8) and 5110.05.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

UNUSUAL MACHINES, INC.

By:
Name: Allan Evans
Title: Chief Executive Officer

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EXERCISE NOTICE

UNUSUAL MACHINES, INC.

WARRANT DATED [ ], 2024

The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)	The holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(3)	Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(4)	By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated:_____, ____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

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Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

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UNUSUAL MACHINES, INC.

WARRANT DATED [ ], 2024

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

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